UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 9, 2010
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 820, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On February 9, 2010, China Tel Group, Inc., a Nevada corporation (the “Company”) filed a Form 8-K in regards to the Company entering into two (2) stock purchase agreements.  This Form 8-K is being filed for two reasons: (1) to report that one of the two stock purchase agreements has been amended, and (2) to correct an inaccuracy that was reported on such Form 8-K filed on February 9, 2010.  Other than the corrections and amendments as noted below, the complete Form 8-K filed on February 9, 2010 shall remain in full force and effect.

On February 15, 2010, China Tel Group, Inc., a Nevada corporation (the “Company”) and Excel Era Limited, a Hong Kong corporation (“Excel”) entered into an agreement (“Amendment”), the effect of which was to amend the terms of the stock purchase agreement previously entered into between the parties on February 9, 2010 (“Agreement”).  The substantive terms of the Amendment provide as follows:

The Agreement provides that Purchaser shall pay Thirty Million US Dollars ($30,000,000) to the Company on or before February 15, 2010 (“Second Installment”) and Two Hundred Ten Million US Dollars ($210,000,000) on or before March 1, 2010 (“Third Installment”).  In recognition of difficulties conducting financial transactions during and immediately following celebration of Chinese New Year throughout Asian countries, the parties agree that Purchaser shall pay the combined total of the Second and Third Installment on or before March 5, 2010.

A fully executed copy of the Amendment is attached as Exhibit 99.1 to this Form 8-K.

Lastly, it was reported in the Form 8-K filed on February 9, 2010, that on February 9, 2010 the Company and Isaac Organization, Inc., a Canadian corporation, entered into a stock purchase agreement (the “Isaac Agreement”).  The Isaac Agreement provides for Isaac to acquire 53,199,934 newly issued shares of the Series A common stock of the Company (representing 12% of the total shares outstanding) in exchange for the payment of US$160 million to the Company.  The purchase price is payable in three installments.  The first installment of US$1 million was paid at closing on February 9, 2010.  The second, installment of US$10 million is due on or before March 31, 2010.  The third installment of US$149 million is due on or before June 1, 2010.    For a total potential investment of US $160 million.  The previous Form 8-K filed on February 9, 2010 described the amount of the third installment as US$159 million instead of the correct US$149 million amount.

Item 9.01  Exhibits.

99.1	First Amendment to Stock Purchase Agreement between ChinaTel Group, Inc. and Excel Era Limited

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Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: February 16, 2010	By:	/s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

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